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                                                                  Exhibit 10.16
                           NON-NEGOTIABLE PROMISSORY NOTE

$1,633,416.80                                                 November 30, 1993

     FOR VALUE RECEIVED, PIERCE COMPANIES, INC., a Delaware corporation ("Maker") promises to pay to PATRICK J. AND MARY J. DIRK, AS TRUSTEES OF THE DIRK FAMILY TRUST U/D/T MARCH 6, 1990, the principal sum of One Million Six Hundred Thirty-Three Thousand Four Hundred Sixteen Dollars and Eighty Cents ($1,633,416.80), and to pay interest on the unpaid principal balance from this date at the annual rate of four percent (4%).

     Principal shall be payable in one installment on November 30,1996, on which date any unpaid principal balance shall be paid in full. Accrued interest shall be payable annually, commencing on November 30, 1994, and continuing thereafter on the same day in each succeeding year to and including November 30, 1996, on which date any unpaid interest shall be paid in full.

     Each payment shall be credited first to accrued but unpaid interest and the balance to principal, and interest shall cease to accrue on the amount of principal so paid. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. Interest not paid when due shall thereafter bear like interest as the principal.

     Maker reserves the right to prepay this Note, in whole or in part, at any time or from time to time without penalty or premium. Any prepayments shall be credited first to accrued but unpaid interest and then to principal remaining unpaid. In the event of prepayment in part, interest after prepayment shall accrue only on the unpaid balance of principal.

     All payments under this Note shall be made in lawful currency of the United States of America at 2331 South Pullman Street, Santa Ana, California 92705.

     Payments of principal and interest on this Note are subordinated to all present and future debt of Maker to Union Bank.

     If Maker defaults in any payment due under this Note, which default is not cured within 30 days after delivery of written notice by the holder of this Note of such default to Maker, the entire unpaid principal and accrued but unpaid interest shall, at the option of the holder, become immediately due and payable.

     Maker waives diligence, presentment, protest, demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment under it, may be extended by the holder from time to time without in any way affecting the liability of Maker.


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     Maker agrees to reimburse the holder of this Note for all costs of collection or enforcement of this Note, whether or not suit is filed (including, but not limited to, reasonable attorneys' fees), incurred by the holder.

     This Note shall be governed by and construed in accordance with the laws of the State of California.

     EXECUTED at Santa Ana, California.

                                             PIERCE COMPANIES, INC.,
                                             a Delaware corporation



                                             By /s/ Patrick J. Dirk
                                               ---------------------------------
                                                 Its     Chairman
                                                     ---------------------------
                                                       11/30/93

First amendment dated 11/1/95

WHEREAS  the parties hereto, agree as follows:

1.   The Note due date shall be extended for a one year period to November
     30,1997.

2. In consideration for the above extension the annual interest rate shall increase to 7% effective December 1, 1995.


 /s/ Patrick J. Dirk
 /s/ Mary J. Dirk                        /s/ Patrick J. Dirk
-------------------------------------    ---------------------------------------
 Shareholder                             Pierce Companies, Inc.

 DATE      10/23/95                      DATE      10/23/95
      -------------------------------         ----------------------------------

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Second amendment dated 11/1/96

WHEREAS the parties hereto, agree as follows:

     The note due date shall be extended for a one year period to November 30, 1998.

 /s/ Patrick J. Dirk                     /s/ Patrick J. Dirk
--------------------------------------   ---------------------------------------
 Shareholder                             Pierce Companies, Inc.

 DATE       Feb 4, 1997                  DATE      Feb 4, 1997
      --------------------------------        ----------------------------------

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Second amendment dated 11/1/96

WHEREAS the parties hereto, agree as follows:

     The note due date shall be extended for a one year period to November 30, 1998.


 /s/ Mary J. Dirk                        /s/ Patrick J. Dirk
--------------------------------------   --------------------------------------
 Shareholder                             Pierce Companies, Inc.

 DATE     2/4/97                         DATE    Feb. 4, 1997
      --------------------------------        ---------------------------------